Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Chatham Lodging Trust of our report dated April 19, 2013 relating to the combined financial statements of MG-Bellevue, LLC and MGB Hotel, LLC, which appears in the Current Report on Form 8-K of Chatham Lodging Trust dated August 9, 2013 and filed September 24, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

January 15, 2014